Delaware Group State Tax Free Income Trust
NSAR

Exhibit List


Exhibit		Reference

77.D	Changes to Funds investment
strategies and policies incorporated by
reference to 497(e) filings filed with the SEC on August 24, 2007 (SEC Accession
Nos. 0001137439-07-000363 and
0001137439-07-000402).

552182-1